Exhibit 10.7
Amendment to Sixth Amended and Restated Employment Agreement
This Amendment to Employment Agreement (the “Amendment”) is made and entered into effective as of June 6, 2017 (the “Amendment Effective Date”) by and between Comtech Telecommunications Corp. (the “Company”) and Fred Kornberg (“Kornberg”).
WHEREAS, the Company and Kornberg entered into that certain Sixth Amended and Restated Employment Agreement (the “Agreement”), dated as of November 18, 2016;
WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended only by a written instrument signed by the Company and Kornberg;
WHEREAS, the Company and Kornberg desire to amend Section 7(a)(ii) of the Agreement on the terms set forth herein; and
WHEREAS, the Board of Directors of the Company has approved this Amendment on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Company and Kornberg, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.	Section 7(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“an amount equal to 2.5 times Kornberg’s average Incentive Compensation plus Annual Incentive Awards under the 2000 Plan actually paid or payable for performance in the three fiscal years preceding the year in which the Termination of Employment occurs (which for this purpose shall also include any annual incentive amounts paid to Kornberg for service to the Company or to a subsidiary that was at the time of such service wholly owned (directly or indirectly) by the Company). “Annual Incentive Award” shall include for this purpose the annual incentive compensation (including for this purpose the grant date fair value of any long term performance share award, restricted stock, stock options or any other equity based award) during the applicable period or any award to the extent specified by the Board of Directors of the Company (or a committee thereof) in the relevant award agreement or any other equity based awards in each case paid or payable or granted during the relevant period in lieu of the relevant annual non-equity incentive compensation for that fiscal year; provided that, (A) the grant date fair value of any equity based award granted as annual incentive compensation shall be included in the computation of the annual incentive amounts paid or granted in any applicable fiscal year based upon the grant date fair value of such award for accounting purposes and (B) any dividend equivalents paid or payable with respect to such an equity based award shall not be considered annual incentive compensation; plus”.
2.Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the Amendment Effective Date all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.
3.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

4.This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

5.This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

COMTECH TELECOMMUNICATIONS CORP.
By:	/s/ Michael D. Porcelain
Authorized Signatory

/s/ Fred Kornberg
Fred Kornberg